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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

) IN RE NTS MORTGAGE INCOME FUND, ) a Delaware corporation in dissolution. ) )	C. A. No. 7093-VCG

ORDER

    This Court having considered NTS Mortgage Income Fund's Verified Petition to Continue Corporation in Dissolution Pursuant to 8 Del. C. § 278, and good cause having been shown; IT IS HEREBY ORDERED this 19th day of December, 2011 as follows:

    Pursuant to 8 Del. C. § 278, NTS Mortgage Income Fund's corporate existence shall continue until April 30, 2012 for purposes of winding up the corporate existence of NTS Mortgage Income Fund in accordance with 8 Del. C. § 278, unless an earlier date is requested by the Petitioner and ordered by this Court.

/s/ Signature Vice Chancellor